UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 18, 2016

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

170 North Radnor-Chester Road
Suite 200
Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of Safeguard Scientifics, Inc. (the “Company”) was held on May 18, 2016. As of the Record Date of March 18, 2016, there were 20,153,184 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.
Proposal I - Election of Directors
Shareholders approved the election of seven directors to serve as directors for a one-year term to expire at the 2017 Annual Meeting. The voting results for this proposal are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen T. Zarrilli	13,992,956	783,908	3,197,730
Mara G. Aspinall	12,627,174	2,149,690	3,197,730
Julie A. Dobson	14,114,791	662,073	3,197,730
Stephen Fisher	14,223,880	552,984	3,197,730
George MacKenzie	14,141,850	635,014	3,197,730
John J. Roberts	12,179,202	2,597,662	3,197,730
Robert J. Rosenthal	12,690,287	2,086,577	3,197,730
Proposal II - Advisory Vote Concerning Executive Compensation of the Named Executive Officers
Shareholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2016 Annual Meeting Proxy Statement. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,443,277	2,245,193	88,394	3,197,730

Proposal III - Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2016
Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for its 2016 fiscal year.  The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,600,782	292,583	81,229	—

At the Board of Directors’ meeting that immediately followed the Annual Meeting, the Board of Directors appointed Robert J. Rosenthal to the position of Chairman of the Board, to serve in the place of Andrew E. Lietz, who retired from the Board effective immediately prior to the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	May 19, 2016	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President and Managing Director